SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT(Amendment No. 1)

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 25, 2007 (April 20, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
______________________________
(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note

This form 8-K/A to our Current Report on Form 8-K filed on April 24, 2007, is being filed solely to correct a typographical error in reporting the number of shares issued in the April 5, 2007 supplementary fifth closing. Specifically, in the Form 8-K as filed on April 24, 2007, it was mistakenly noted that 5,580 shares were issued in consideration of $8,050, whereas the correct number of shares issued in the supplementary fifth closing was 1,150.

Item 1.01: Entry into Material Definitive Agreements

Acceptance of Subscription Agreements and Sixth Closing of Offering of Common Stock

On April 20, 2007, Zion accepted subscription agreements in a total amount of $1,512,805 received from 263 subscribers to its public offering of shares of common stock (the "offering") subject of Zion's Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on September 26, 2006 (the "Registration Statement"). Pursuant to the accepted subscription agreements, the subscribers subscribed for 216,115 shares of Zion's common stock at $7.00 per share to be issued by Zion at the sixth closing of the offering (the "sixth closing"). Of the total subscriptions subject of the accepted agreements, $1,511,755 were for cash and $1,050 were debt conversion.

The sixth closing took place on April 20, 2007. At the sixth closing Zion issued instructions to the escrow agent to disburse proceeds of the cash subscriptions in the amount of $1,394,597 to the company and issued 216,115 shares of its common stock to its transfer agent for distribution in accordance with the instructions of the subscribers. The remaining $117,158 of funds disbursed from the escrow account in the sixth closing were distributed to Network 1 Financial Services, Inc., the underwriter of the offering, in accordance with the terms of the underwriting agreement as described in the Registration Statement, as follows: $78,105 in commissions and $39,053 of expense reimbursement. At the sixth closing, Zion also issued to the underwriter, in accordance with the terms of the underwriting agreement, an Underwriter's Warrant to purchase 5,580 shares of Zion common stock at a price of $8.75 per share to be exercisable for a period beginning six months after the final closing of the offering and expiring on September 26, 2009.

In addition to the acceptance of subscription agreements and issuance of shares in connection with the sixth closing as described above and further to the fifth closing which was subject of Item 1.01 of our Current Report on Form 8-K, dated March 30, 2007, on April 5, 2007, we completed a supplementary fifth closing in connection with which we accepted subscription agreements from 2 subscribers in the amount of $8,050 and issued in consideration therefore 1,150 shares. In connection with the supplementary fifth closing, the escrow agent released $7,325.50 to us and $724.50 to Network 1 ($483 commissions and $241.50 expense reimbursement) and we issued to Network 1 an Underwriter's warrant on terms as set forth above to purchase 34 shares of Zion's common stock.

Zion will use the proceeds of the sixth (and supplementary fifth) closing for the purposes and in the amounts described in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 25, 2007

Zion Oil and Gas, Inc.

By: /s/ Philip Mandelker

Philip Mandelker,

Secretary